Exhibit 32.1

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Garry Wong, the Principal Executive Officer and Principal Financial Officer of Deer Bay Resources Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Deer Bay Resources Inc. for the quarterly period ended November 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Deer Bay Resources Inc.

Date: January 14, 2010

                                    /s/ Garry Wong
                                    --------------------------------------------
                             By:    Garry Wong
                             Title: President, Secretary, Treasurer and Director
                                    (Principal Executive Officer, Principal
                                    Financial Officer and Principal Accounting
                                    Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Deer Bay Resources Inc. and will be retained by Deer Bay Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.